Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation December 2021

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith, and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation, including economic, competitive, legal and other factors, including the severity, magnitude and duration of the COVID - 19 pandemic . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2020 , and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2021 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2020 , and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2021 . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation .

Company Overview 3

4 Overview of Icahn Enterprises (1) Including reinvestment of distributions into additional depositary units and taking into account in - kind distributions of depositary units. (2) Including reinvestment of distributions into those investments. (3) Investment segment total assets represents total equity (equity attributable to IEP was $4.7 billion). (4) We completed the sale of 100% of the equity interests in PSC Metals, LLC on December 7, 2021. (5) Pharma segment results are for the period beginning December 11, 2020, when we acquired Vivus LLC upon its emergence from bankruptcy. • Icahn Enterprises L . P . (IEP) is a diversified holding company with operating segments in Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion, Pharma and, until sold on December 7 , 2021 , Metals . • IEP is majority owned and controlled by Carl Icahn . • Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP. • As of September 30, 2021, Carl Icahn and his affiliates owned approximately 89% of IEP’s outstanding depositary units. • On January 1 , 2000 , the closing sale price of IEP depositary units was $ 7 . 63 . On December 23 , 2021 , IEP depositary units closed at $ 49 . 75 — a 1 , 826% (1) increase . This translates to an annualized return of approximately 14% (1) . Comparatively, the S&P 500 , Dow Jones Industrial, Russell 2000 indices and Berkshire Hathaway Class A shares increased approximately 389% , 426% , 491 % and 693% , respectively, over the same period, which translates to an annualized return of approximately 7% , 8% , 8 % and 10% , respectively (2) . • IEP has declared 66 consecutive quarterly distributions since 2005 and has increased the quarterly distribution over time . IEP has an $ 8 . 00 annualized distribution, which is a 16 % yield as of December 23 , 2021 . • IEP has liquidity through its ability to redeem its investment in the Investment Funds on a daily basis (approximately $ 4 . 6 billion as of September 30 , 2021 ) . Investment (3) $10,232 $1,545 $600 $700 Energy 4,569 6,384 (44) 183 Automotive 2,867 2,396 (188) 27 Food Packaging 466 407 3 50 Metals (4) 238 530 29 45 Real Estate 483 96 (17) 10 Home Fashion 233 190 (14) (4) Pharma (5) 313 71 - 9 Holding Company 1,508 150 (345) 118 $20,909 $11,769 $24 $1,138 ($Millions) Twelve Months Ended September 30, 2021 As of September 30, 2021 Assets Total Revenue Net Income (Loss) Atttributable to IEP Adjusted EBITDA Attributable to IEP

5 Summary Corporate Organizational Chart Note: Percentages denote equity ownership as of September 30, 2021. Excludes intermediary and pass - through entities. (1) We completed the sale of 100% of the equity interests in PSC Metals, LLC on December 7, 2021. CVR Energy , Inc. (NYSE: CVI) WestPoint Home LLC PSC Metals LLC (1) AREP Real Estate Holdings, LLC Icahn Enterprises G.P. Inc. Icahn Enterprises L.P. ( NasdaqGS : IEP) Icahn Enterprises Holdings L.P. 1% 1% 99% LP Interest 8 9% 71% Icahn Capital LP Viskase Companies , Inc. (OTCPK: VKSC) As of 9/30 /20 21 , Icahn Enterprises had investments with a fair market value of approximately $4. 6 billion in the Investment Funds . One of the largest independent metal recycling companies in the U . S . Consists of rental commercial real estate, property development and associated resort activities Provider of home textile products for nearly 200 years One of the worldwide leaders in cellulosic, fibrous and plastic casings for the processed meat industry Independent refiner and marketer of transportation fuels 100% 100% 100% 100% Icahn Automotive Group LLC Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services 100% Vivus LLC Specialty pharmaceutical company 100% Producer and distributer of nitrogen fertilizer products CVR Partners, LP (NYSE: UAN) 3 6%

6 Diversified Subsidiary Companies with Significant Inherent Value • IEP’s subsidiary companies possess key competitive strengths and/or leading market positions. • IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities . • Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market (1) Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services Dedicated to addressing the therapeutic needs of patients with serious medical conditions and life - limiting diseases (1) We completed the sale of 100% of the equity interests in PSC Metals, LLC on December 7, 2021.

7 Evolution of Icahn Enterprises • IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operati ng segments and approximately $28 billion of assets as of September 30, 2021. • IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and fin ancial results. • IEP’s record is based on a long - term horizon that can enhance business value for continued operations and/or facilitate a profit able exit strategy. • In 2017, IEP sold American Railcar Leasing for $3.4 billion, resulting in a pre - tax gain of $1.7 billion. • In 2018, IEP sold Federal - Mogul for $5.1 billion, resulting in a pre - tax gain of $251 million, Tropicana for $1.5 billion, resul ting in a pre - tax gain of $779 million, and American Railcar Industries for $1.75 billion, resulting in a pre - tax gain of $400 million. • In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness) , r esulting in a pre - tax gain of $252 million. • In 2021, IEP completed the sale of 100% of the equity interests in PSC Metals, LLC to SA Recycling LLC, for total cash consid era tion of approximately $323 million (including repaid indebtedness and subject to customary post - closing adjustments). • Acquired partnership interest in Icahn Capital Management L.P. in 2007 • IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds. • IEP also has grown the business through organic investment and through a series of bolt - on acquisitions. Timeline of Recent Acquisitions and Exits (1) Based on the closing stock price of $34.29 and approximately 86.4 million depositary and general partner equivalent units outstanding a s of December 31, 2010 (2) Based on the closing stock price of $49.95 and approximately 284.3 million depositary and general partner equivalent un its outstanding as of September 30, 2021 As of December 31, 20 10 (1) • Mkt. Cap: $2.9 bn • Total Assets: $ 21.3 bn Current (2) • Mkt. Cap: $ 14.2b n • Total Assets: $2 8.0 bn CVR Energy 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR Year: CVR Refining & CVR Partners 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering American Railcar Leasing 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn IEH Auto Parts Holding 6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni - Select Inc. Ferrous Resources 6/8/15: IEP acquired a controlling interest in Ferrous Resources Pep Boys 2/4/16: IEP acquired Pep Boys American Railcar Leasing 2017: Sale of ARL for $3.4 billion Federal - Mogul & Tropicana 10/1/18: Sold Federal - Mogul for $5.1 billion and Tropicana for $1.5 billion American Railcar Industries 12/5/18: Sold American Railcar Industries for $1.75 billion 201 1 201 2 2013 201 4 201 5 201 6 201 7 201 8 201 9 20 20 2021 Ferrous Resources 8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $4 63 million Vivus , Inc 12/11/20: Acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy PSC Metals 12/7/21: Sold PSC Metals, LLC for $323 million

8 Ability to Maximize Shareholder Value Through Proven Activist Strategy • IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies • Activist strategy requires significant capital, rapid execution and willingness to take control of companies • Implement changes required to improve businesses Purchase of Stock or Debt • IEP pursues its activist strategy and seeks to promulgate change . – Dealing with the board and management – Proxy fights – Tender offers – Taking control • IEP’s investment and legal team is capable of unlocking a target’s hidden value . – Financial/balance sheet restructuring – Operation turnarounds – Strategic initiatives – Corporate governance changes • Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy • IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn • Active participation in the strategy and capital allocation for targeted companies • Not involved in day - to - day operations • IEP will make necessary investments to ensure subsidiary companies can compete effectively Putting Activism into Action

9 Deep Team Led by Carl Icahn • Led by Carl Icahn • Substantial investing history provides IEP with a unique network of relationships and access to Wall Street. • Team consists of professionals with diverse backgrounds • Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit • On November 8, 2021, we announced the promotion of David Willetts to President and Chief Executive Officer, effective immedia tel y. Mr. Willetts has served as Chief Financial Officer and a member of the board of directors of Icahn Enterprises since June 2021. F urt hermore, in connection with the promotion of Mr. Willetts, we announced the appointment of Ted Papapostolou as Chief Financial Officer of Ic ahn Enterprises, Icahn Enterprises Holdings and Icahn Enterprises GP, succeeding Mr. Willetts in that role. Prior to his appointm ent as Chief Financial Officer, Mr. Papapostolou has served as Chief Accounting Officer since March 2020 and as Secretary since April 2020, and he w ill continue in those roles following his appointment as Chief Financial Officer. In connection with the promotion of Mr. Willetts and Mr. Pa pap ostolou, we also announced the resignation of Aris Kekedjian as President and Chief Executive Officer and as a member of the board of director s. Note: As of December 23, 2021 Name Title Years at Icahn Years of Industry Experience David Willetts President & Chief Executive Officer - 24 Ted Papapostolou Chief Financial Officer & Chief Accounting Officer 15 18 Brett Icahn Portfolio Manager, Icahn Capital 17 19 Gary Hu Portfolio Manager, Icahn Capital 1 10 Steven Miller Portfolio Manager, Icahn Capital 1 9 Andrew Teno Portfolio Manager, Icahn Capital 1 11 Jesse Lynn General Counsel 17 24 Hunter Gary Senior Managing Director 18 24 Jordan Bleznick Chief Tax Counsel 19 41 Kal Dargan Tax Counsel 3 8

Overview of Operating Segments 10

Segment: Investment

Segment Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment.
- Fair value of IEP's investment in the Investment Funds was approximately $4.6 billion as of September 30, 2021.
- IEP has liquidity through its ability to redeem its investment in the Investment Funds on a daily basis.

Historical Segment Financial Summary

Investment Segment ($Millions)	FYE December 31, 2018	2019	2020	LTM September 30, 2021
Selected Income Statement Data:				
Total revenue	$737	($1,414)	($1,249)	$1,545
Adjusted EBITDA[3]	725	(1,437)	(1,251)	1,531
Net income (loss)	679	(1,543)	(1,447)	1,310
Adjusted EBITDA attributable to IEP[3]	$339	($723)	($673)	$700
Net income (loss) attributable to IEP	$319	($775)	($765)	$600
Returns	**7.9%**	**-15.4%**	**-14.3%**	**14.8%**
Segment Balance Sheet Data[1]:				
Equity attributable to IEP	$5,066	$4,296	$4,283	$4,660
Total Equity	$10,101	$8,783	$9,342	$10,232

Highlights and Recent Developments

- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial/balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., eBay/PayPal, Xerox/Conduent)
  - Corporate governance changes (e.g., Newell, Caesars, Herbalife, Cloudera)
- As of September 30, 2021, the Investment Funds had a net short notional exposure of 11% (108% long and 119% short)

Significant Holdings

As of September 30, 2021

Company	Mkt. Value ($mm)	% Ownership[2]
CHENIERE	$1,579	6.4%
OXY	$1,331	4.8%
newell BRANDS	$968	10.3%
BAUSCH Health	$950	9.5%
CLOUDERA	$836	17.7%

(1) Balance Sheet data as of the end of each respective period.
(2) Total economic ownership as a percentage of common shares issued and outstanding.
(3) Refer to the Adjusted EBITDA reconciliations in the Appendix.

11

Segment: Energy

Segment Description

- CVR Energy, Inc. (NYSE: CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE: UAN).
- CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States.
- CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products.

Historical Segment Financial Summary

Energy Segment *($Millions)*	FYE December 31, 2018	2019	2020	LTM September 30, 2021
Selected Income Statement Data:				
Net sales	$7,124	$6,364	$3,930	$6,248
Adjusted EBITDA[2]	821	880	33	346
Net income (loss)	334	314	(327)	(78)
Adjusted EBITDA attributable to IEP[2]	$460	$572	($15)	$183
Net income (loss) attributable to IEP	$213	$246	($194)	($44)
Segment Balance Sheet Data[1]:				
Total assets	$4,831	$4,673	$4,723	$4,569
Equity attributable to IEP	$1,274	$1,312	$1,039	$701

Highlights and Recent Developments

Petroleum

- Strategic location and complex refineries allow CVR to benefit from access to price advantaged crude oil
  - Approximately 211k bpd of crude processing in Kansas and Oklahoma
  - Access to quality and price advantaged crude – 100% of crude purchased is WTI based
  - Complex refineries can process different types of crude oil to optimize profitability
  - Negatively impacted by increased RIN prices

Fertilizer

- CVR Partners owns two nitrogen fertilizer plants strategically located in the Southern Plains and Corn Belt region
- On May 6, 2020, CVR Partners announced a unit repurchase program for up to $10 million of its common units. On February 22, 2021, the UAN GP Board authorized an additional $10 million for the Unit Repurchase Program.
  - During 2021, CVR Partners repurchased common units on the open market at a cost of $1 million
  - As of September 30, 2021, CVR Partners has $12 million in authority remaining under the program

(1) Balance Sheet data as of the end of each respective period.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.

12

Highlights and Recent Developments • Icahn Automotive is implementing a multi - year plan to separate its aftermarket parts and automotive services businesses into two separate operating companies. Our Automotive segment's priorities include: • Positioning the services business to take advantage of opportunities in the do - it - for - me market and vehicle fleets; • Optimizing the value of the commercial parts distribution business in certain high - volume core markets; • Exiting the automotive parts distribution business in certain low volume, non - core markets; • Improving inventory management across Icahn Automotive's parts and tire distribution network; • Investment in customer experience initiatives such as selective upgrades in facilities; • Investment in employees with focus on training and career development investments; and • Business process improvements, including investments in our supply chain and information technology capabilities. Segment Description • We conduct our Automotive segment through our wholly owned subsidiary, Icahn Automotive Group LLC ("Icahn Automotive"). • Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers. • Our Automotive segment also includes our investment in 767 Auto Leasing LLC. 13 Segment: Automotive Historical Segment Financial Summary (1) Balance Sheet data as of the end of each respective period. (2) Refer to the Adjusted EBITDA reconciliations in the Appendix. ($Millions) Selected Income Statement Data: Net sales and other revenue from operations $2,858 $2,884 $2,478 $2,422 Adjusted EBITDA (2) (48) (80) (45) 27 Net income (loss) (230) (197) (198) (188) Segment Balance Sheet Data (1) : Total assets $3,024 $3,495 $3,089 $2,867 Equity attributable to IEP $1,747 $1,750 $1,554 $1,815 Automotive Segment FYE December 31, LTM September 30, 20212018 2019 2020

Segment: Food Packaging

Segment Description

- Viskase Companies, Inc (OTCPK: VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry.
- Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
- Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - Majority of revenues from emerging markets
- Developed markets remain a steady source of income.
  - Distribution channels to certain customers spanning more than 50 years
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost

Historical Segment Financial Summary

Food Packaging Segment	FYE December 31,			LTM September 30,
($Millions)	2018	2019	2020	2021
Selected Income Statement Data:				
Net sales	$395	$385	$409	$413
Adjusted EBITDA[2]	54	47	59	57
Net income (loss)	(15)	(22)	4	3
Adjusted EBITDA attributable to IEP[2][3]	$43	$37	$48	$50
Net income (loss) attributable to IEP[3]	($12)	($17)	$4	$3
Segment Balance Sheet Data[1]:				
Total assets	$511	$517	$485	$466
Equity attributable to IEP	$55	$40	$141	$140

(1) Balance Sheet data as of the end of each respective period.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(3) We increased our ownership in Viskase on October 1, 2020 from 79% to 89%.

14

Segment: Metals

Segment Description

- We conduct our Metals segment through our wholly owned subsidiary, PSC Metals LLC.
- PSC Metals LLC is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM September 30,
($Millions)	2018	2019	2020	2021
Selected Income Statement Data:				
Net sales	$466	$340	$313	$527
Adjusted EBITDA[2]	24	2	20	45
Net income (loss)	5	(22)	-	29
Segment Balance Sheet Data[1]:				
Total assets	$233	$233	$217	$238
Equity attributable to IEP	$177	$156	$128	$147

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap.
- Scrap recycling process is "greener" than virgin steel production.
  - Electric arc furnaces drive scrap demand and are significantly more energy efficient than blast furnaces.
  - Electric arc furnace steel mills are approximately 75% of U.S. production.
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets.
- Product diversification will reduce volatility through cycles.
  - Expansion of non-ferrous share of total business
  - Investments in processing plants to increase metal recoveries
- On December 7, 2021, we completed the sale of 100% of the equity interests in PSC Metals, LLC to SA Recycling LLC, for total cash consideration of approximately $323 million, including repaid indebtedness and subject to customary post-closing adjustments.
  - As of September 30, 2021, we carried PSC Metals on the balance sheet at a value of $147 million.
  - We have retained ownership of a strategic parcel of land previously owned by PSC Metals that is located near downtown Nashville and Nissan Stadium, and in connection with the transaction have leased this land to SA Recycling.

(1) Balance Sheet data as of the end of each respective period.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.

15

Segment: Real Estate

Segment Description

- Our Real Estate segment consists primarily of investment properties, the development and sale of single-family homes, and the management of a country club. We also own a hotel and timeshare resort in Aruba and a property in Atlantic City, New Jersey.
- Investment properties consist of retail, office and industrial properties leased to corporate tenants.
- Property development focuses on the construction and sale of single-family homes.
- Club operations focuses on operating golf and other country club activities.

Historical Segment Financial Summary

Real Estate Segment	FYE December 31,			LTM September 30,
($Millions)	2018	2019	2020	2021
Selected Income Statement Data:				
Net sales and other revenue from operations	$106	$98	$102	$108
Adjusted EBITDA[2]	48	24	28	10
Net income (loss)	112	16	(16)	(17)
Segment Balance Sheet Data[1]:				
Total assets	$508	$514	$486	$483
Equity attributable to IEP	$465	$474	$440	$436

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise.

Investment Property Operations

- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development and Club Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of 105 and 1,098 units, respectively.

Country Club Operations

- Club operations focuses on operating golf and other country club activities in New Seabury.

Hotel and Timeshare Operations

- Hotel and timeshare operations focuses on operating a resort in Oranjestad, Aruba.

(1) Balance Sheet data as of the end of each respective period.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.

16

Segment: Home Fashion

Segment Description

- We conduct our Home Fashion segment through our wholly owned subsidiary, WestPoint Home LLC.
- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products.
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux.

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM September 30,
($Millions)	2018	2019	2020	2021
Selected Income Statement Data:				
Net sales	$171	$187	$188	$191
Adjusted EBITDA[2]	-	(6)	3	(4)
Net income (loss)	(11)	(17)	(7)	(14)
Segment Balance Sheet Data[1]:				
Total assets	$172	$231	$227	$233
Equity attributable to IEP	$133	$147	$141	$132

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low-cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog.
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective period.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.

17

Highlights and Recent Developments • In December 2020, we acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy. Prior to Vivus ’ emergence from bankruptcy, we held an investment in all of Vivus ’ convertible corporate debt securities, as well as all of its other outstanding debt. As a result of this transaction, we consolidate the results of Vivus beginning December 2020. Segment Description • We conduct our Pharma segment through our wholly owned subsidiary, Vivus LLC, formerly Vivus , Inc. • Vivus is a specialty pharmaceutical company with two approved therapies and one product candidate in active clinical development. • Qsymia is approved by the FDA as an adjunct to a reduced calorie diet and increased physical activity for chronic weight management in adult patients in the presence of at least one weight related comorbidity. • PANCREAZE is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions inclusive of chronic pancreatitis. 18 Segment: Pharma Historical Segment Financial Summary (1) Pharma segment results are for the period beginning December 11, 2020. (2) Balance Sheet data as of the end of each respective period. (3) Refer to the Adjusted EBITDA reconciliations in the Appendix. ($Millions) Selected Income Statement Data (1) : Net sales and other revenue from operations $3 $71 Adjusted EBITDA (3) 1 9 Net income (loss) (1) - Segment Balance Sheet Data (2) : Total assets $326 $313 Equity attributable to IEP $262 $263 2020 2021 Pharma Segment LTM September 30, FYE December 31,

Financial Performance 19

20 Financial Performance Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises (1) ($Millions) Operating Segments: Energy $213 $246 ($194) ($44) Automotive (230) (197) (198) (188) Food Packaging (12) (17) 4 3 Metals 5 (22) - 29 Real Estate 112 16 (16) (17) Home Fashion (11) (17) (7) (14) Pharma - - (1) - Mining 3 299 - - Railcar 1 - - - Discontinued Operations 1,720 (32) - - Operating Segments 1,801 276 (412) (231) Investment 319 (775) (765) 600 Holding Company (638) (599) (476) (345) Consolidated $1,482 ($1,098) ($1,653) $24 2018 2019 2020 2021 LTM September 30, FYE December 31, ($Millions) Operating Segments: Energy $460 $572 ($15) $183 Automotive (48) (80) (45) 27 Food Packaging 43 37 48 50 Metals 24 2 20 45 Real Estate 48 24 28 10 Home Fashion - (6) 3 (4) Pharma - - 1 9 Mining 16 55 - - Railcar (2) - - - Operating Segments 541 604 40 320 Investment 339 (723) (673) 700 Holding Company (323) (343) (102) 118 Consolidated $557 ($462) ($735) $1,138 2021 LTM September 30, FYE December 31, 2018 2019 2020 $1,482 ($1,098) ($1,653) $24 FYE 2018 FYE 2019 FYE 2020 LTM 9/30/21 $557 ($462) ($735) $1,138 FYE 2018 FYE 2019 FYE 2020 LTM 9/30/21 (1) Refer to the Adjusted EBITDA reconciliations in the Appendix.

Consolidated Financial Snapshot

($Millions)	FYE December 31,			Nine Months Ended September 30,		LTM September 30,
	2018	2019	2020	2020	2021	2021
Net Income (Loss):						
Investment	$679	($1,543)	($1,447)	($1,937)	$820	$1,310
Energy	334	314	(327)	(236)	13	(78)
Automotive	(230)	(197)	(198)	(149)	(139)	(188)
Food Packaging	(15)	(22)	4	3	2	3
Metals	5	(22)	-	(10)	19	29
Real Estate	112	16	(16)	(4)	(5)	(17)
Home Fashion	(11)	(17)	(7)	(2)	(9)	(14)
Pharma	-	-	(1)	-	1	-
Mining	1	311	-	-	-	-
Railcar	1	-	-	-	-	-
Holding Company	(639)	(599)	(476)	(507)	(376)	(345)
Discontinued operations	1,764	(32)	-	-	-	-
Net income (loss)	**$2,001**	**($1,791)**	**($2,468)**	**($2,842)**	**$326**	**$700**
Less: net income (loss) attributable to non-controlling interests	519	(693)	(815)	(1,043)	448	676
Net income (loss) attributable to Icahn Enterprises	**$1,482**	**($1,098)**	**($1,653)**	**($1,799)**	**($122)**	**$24**
Adjusted EBITDA:						
Investment	$725	($1,437)	($1,251)	($1,792)	$990	$1,531
Energy	821	880	33	32	345	346
Automotive	(48)	(80)	(45)	(42)	30	27
Food Packaging	54	47	59	45	43	57
Metals	24	2	20	6	31	45
Real Estate	48	24	28	20	2	10
Home Fashion	-	(6)	3	5	(2)	(4)
Pharma	-	-	1	-	8	9
Mining	20	70	-	-	-	-
Railcar	(2)	-	-	-	-	-
Holding Company	(323)	(343)	(102)	(254)	(34)	118
Consolidated Adjusted EBITDA	**$1,319**	**($843)**	**($1,254)**	**($1,980)**	**$1,413**	**$2,139**
Less: Adjusted EBITDA attributable to non-controlling interests	762	(381)	(519)	(822)	698	1,001
Adjusted EBITDA attributable to Icahn Enterprises	**$557**	**($462)**	**($735)**	**($1,158)**	**$715**	**$1,138**
Capital Expenditures	**$272**	**$250**	**$199**	**$155**	**$239**	**$283**

21

Strong Balance Sheet

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Holding Company	Consolidated
	As of September 30, 2021									
ASSETS										
Cash and cash equivalents	$19	$566	$48	$10	$0	$30	$4	$11	$1,257	$1,945
Cash held at consolidated affiliated partnerships and restricted cash	1,636	7	19	-	1	9	-	-	75	1,747
Investments	9,653	83	12	-	-	15	-	-	134	9,897
Accounts receivable, net	-	240	112	88	90	12	35	21	-	598
Inventories, net	-	422	928	95	37	-	95	13	-	1,590
Property, plant and equipment, net	-	2,765	830	145	77	309	62	-	6	4,194
Goodwill and intangible assets, net	-	225	364	28	8	-	21	261	-	907
Other assets	5,988	261	554	100	25	108	16	7	36	7,095
Total assets	$17,296	$4,569	$2,867	$466	$238	$483	$233	$313	$1,508	$27,973
LIABILITIES AND EQUITY										
Accounts payable, accrued expenses and other liabilities	$2,107	$1,540	$1,036	$159	$73	$45	$65	$50	$222	$5,297
Securities sold, not yet purchased, at fair value	4,957	-	-	-	-	-	-	-	-	4,957
Debt	-	1,676	16	154	18	2	36	-	5,810	7,712
Total liabilities	$7,064	$3,216	$1,052	$313	$91	$47	$101	$50	$6,032	$17,966
Equity attributable to Icahn Enterprises	$4,660	$701	$1,815	$140	$147	$436	$132	$263	($4,524)	$3,770
Equity attributable to non-controlling interests	5,572	652	-	13	-	-	-	-	-	6,237
Total equity	$10,232	$1,353	$1,815	$153	$147	$436	$132	$263	($4,524)	$10,007
Total liabilities and equity	$17,296	$4,569	$2,867	$466	$238	$483	$233	$313	$1,508	$27,973

22

23 IEP Summary Financial Information Company’s calculation of Indicative Net Asset Value : 12/31/2020 3/31/2021 6/30/2021 9/30/2021 Holding Company interest in Investment Funds (1) $4,283 $4,675 $4,743 $4,660 CVR Energy (2) 1,061 1,366 1,279 1,186 Tenneco (2) 292 136 - - Delek (2) - - 161 134 $5,636 $6,177 $6,183 $5,980 Viskase (3) $285 $293 $279 $266 Real Estate Holdings (1) 440 443 441 435 PSC Metals (4) 128 133 141 301 WestPoint Home (1) 141 137 136 132 Vivus (1) 262 270 267 262 Icahn Automotive Group (5) 1,554 1,558 1,516 - Automotive Services (1)(5) - - - 763 Automotive Parts (1)(5) - - - 590 Automotive Owned Real Estate Assets (5) - - - 1,187 $2,810 $2,834 $2,780 $3,936 Add: Other Holding Company net assets (6) (3) (40) (28) 9 $8,443 $8,971 $8,935 $9,925 Add: Holding Company cash and cash equivalents (7) 925 1,134 1,549 1,257 Less: Holding Company debt (7) (5,811) (5,805) (5,811) (5,810) $3,557 $4,300 $4,673 $5,372 As of Total other subsidiaries Market-valued Subsidiaries and Investments: Indicative Net Asset Value Other Subsidiaries: ($Millions) Indicative Gross Asset Value Total market-valued subsidiaries and investments

24 IEP Summary Financial Information Use of Indicative Net Asset Value Data The Company uses Indicative Net Asset Value as an additional method for considering the value of the Company’s assets, and we believe that this information is more indicative of value than our assets presented in accordance with GAAP . Over the last few years, we have invested significantly in companies in which we have majority control, and we believe the market value of these companies has increased more than is reflected in the change in their GAAP asset value . Only when we sell companies, as exemplified by the announcement of our anticipated sale of PSC Metals, LLC, will our GAAP earnings reflect true market values . Certain of our real estate assets were valued to reflect estimated market values which are substantially different from the GAAP asset values . Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade or the value that we would realize on a sale of the particular assets, especially those where the value is not based on trading or market value . Accordingly, data regarding Indicative net asset value is of limited use and should not be considered in isolation . Indicative net asset value does not purport to reflect a valuation of IEP . The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds . A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP . Investors may reasonably differ on what such elements are and their impact on IEP . No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary . Footnotes to Company’s calculation of Indicative Net Asset Value: (1) Represents equity attributable to us as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) a nd the number of shares owned by the Holding Company as of each respective date. (3) Amounts based on market comparable due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve m onths ended as of each respective date. (4) Prior to Q3 2021, value represents GAAP equity attributable to us as of each respective date. On October 29, 2021, we a nno unced a definitive agreement to sell PSC Metals, LLC for total consideration of approximately $290 million (including indebtedness that will be repaid at closing, and su bject to customary working capital adjustments). September 30, 2021 is based on the anticipated sales price. On December 7, 2021, we completed the sale of 100% of the equity interests in PSC Metals, LLC to SA Recycling LLC, for total cash consideration of approximately $323 million, including repaid indebtedness and subject to cu sto mary post - closing adjustments. (5) Prior to Q3 2021, our presentation of Indicative Net Asset Value with respect to Icahn Automotive Group (“IAG”) was based on the equity attributable to us as of each respective date. IAG has been in the process of implementing a multi - year transformation plan, which includes restructuring of i ts businesses, including an extensive real - estate optimization project which resulted in closing underperforming retail locations in the majority of 216 owned locations . G iven the change in the use of the real estate assets, management determined a change in how Indicative Net Asset Value is estimated would provide a more meaningful measure of the assets’ fair - market - value. Management performed a valuation on the owned real - estate with the assistance of third - party consultants to estimate fair - market - value. This analysis utilized property - level market rents, location level profitability, and utilized prevailing cap rates ranging from 5.5% to 6.5%. The valuation ass umed that triple net leases are in place for all the locations at rents estimated by management based on market conditions. There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate. Different judgments or assumptions would result in different estimates of the value of the real estate assets . Moreover, although we evaluate and provide our Indicative Net Asset Value on a quarterly basis, the estimated values may fluctuate in the interim, so that any a ctu al transaction could result in a higher or lower valuation. (6) Holding Company’s balance as of each respective date, excluding non - cash deferred tax assets or liabilities. Furthermore, w ith respect to March 31, 2021, the distribution payable was adjusted to $27 million, which represents the actual distribution paid subsequent to March 31, 2021. (7) Holding Company’s balance as of each respective date.

Adjusted EBITDA Reconciliations 25

26 Non - GAAP Financial Measures The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to, these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – *Last Twelve Months Ended September 30, 2021*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma[1]	Holding Company	Consolidated
Adjusted EBITDA										
Net income (loss)	$1,310	($78)	($188)	$3	$29	($17)	($14)	$0	($345)	$700
Interest expense, net	221	116	10	6	1	-	1	-	321	676
Income tax expense (benefit)	-	(40)	(55)	10	-	-	-	-	144	59
Depreciation, depletion and amortization	-	340	89	29	16	11	7	23	1	516
EBITDA before non-controlling interests	$1,531	$338	($144)	$48	$46	($6)	($6)	$23	$121	$1,951
Impairment of assets	-	-	-	-	-	5	-	-	-	5
Restructuring costs	-	-	6	1	1	-	-	-	-	8
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	26	-	-	12	-	-	-	38
Other	-	8	139	8	(2)	(1)	2	(14)	(3)	137
Adj. EBITDA before non-controlling interests	$1,531	$346	$27	$57	$45	$10	($4)	$9	$118	$2,139
Adjusted EBITDA attributable to IEP										
Net income (loss)	$600	($44)	($188)	$3	$29	($17)	($14)	$0	($345)	$24
Interest expense, net	100	51	10	5	1	-	1	-	321	489
Income tax expense (benefit)	-	(25)	(55)	8	-	-	-	-	144	72
Depreciation, depletion and amortization	-	195	89	26	16	11	7	23	1	368
EBITDA attributable to IEP	$700	$177	($144)	$42	$46	($6)	($6)	$23	$121	$953
Impairment of assets	-	-	-	-	-	5	-	-	-	5
Restructuring costs	-	-	6	1	1	-	-	-	-	8
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	26	-	-	12	-	-	-	38
Other	-	6	139	7	(2)	(1)	2	(14)	(3)	134
Adjusted EBITDA attributable to IEP	$700	$183	$27	$50	$45	$10	($4)	$9	$118	$1,138

(1) Pharma segment results are for the period beginning December 11, 2020.

27

Adjusted EBITDA Reconciliation by Segment – *Nine Months Ended September 30, 2021*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Holding Company	Consolidated
Adjusted EBITDA										
Net income (loss)	$820	$13	($139)	$2	$19	($5)	($9)	$1	($376)	$326
Interest expense, net	170	84	7	5	1	-	1	-	239	507
Income tax expense (benefit)	-	(13)	(40)	5	-	-	-	-	105	57
Depreciation, depletion and amortization	-	253	66	21	11	7	5	21	1	385
EBITDA before non-controlling interests	**$990**	**$337**	**($106)**	**$33**	**$31**	**$2**	**($3)**	**$22**	**($31)**	**$1,275**
Impairment of assets	-	-	-	-	-	-	-	-	-	-
Restructuring costs	-	-	6	-	-	-	-	-	-	6
(Gain) loss on disposition of assets, net	-	-	21	-	-	-	-	-	-	21
Other	-	8	109	10	-	-	1	(14)	(3)	111
Adj. EBITDA before non-controlling interests	**$990**	**$345**	**$30**	**$43**	**$31**	**$2**	**($2)**	**$8**	**($34)**	**$1,413**
Adjusted EBITDA attributable to IEP										
Net income (loss)	$375	$10	($139)	$2	$19	($5)	($9)	$1	($376)	($122)
Interest expense, net	77	36	7	4	1	-	1	-	239	365
Income tax expense (benefit)	-	(7)	(40)	4	-	-	-	-	105	62
Depreciation, depletion and amortization	-	145	66	19	11	7	5	21	1	275
EBITDA attributable to IEP	**$452**	**$184**	**($106)**	**$29**	**$31**	**$2**	**($3)**	**$22**	**($31)**	**$580**
Impairment of assets	-	-	-	-	-	-	-	-	-	-
Restructuring costs	-	-	6	-	-	-	-	-	-	6
(Gain) loss on disposition of assets, net	-	-	21	-	-	-	-	-	-	21
Other	-	6	109	9	-	-	1	(14)	(3)	108
Adjusted EBITDA attributable to IEP	**$452**	**$190**	**$30**	**$38**	**$31**	**$2**	**($2)**	**$8**	**($34)**	**$715**

28

Adjusted EBITDA Reconciliation by Segment – *Nine Months Ended September 30, 2020*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Holding Company	Consolidated
Adjusted EBITDA										
Net income (loss)	($1,937)	($236)	($149)	$3	($10)	($4)	($2)	$0	($507)	($2,842)
Interest expense, net	145	89	9	10	1	-	1	-	246	501
Income tax expense (benefit)	-	(85)	(39)	3	-	-	-	-	3	(118)
Depreciation, depletion and amortization	-	256	72	19	13	13	6	-	-	379
EBITDA before non-controlling interests	($1,792)	$24	($107)	$35	$4	$9	$5	$0	($258)	($2,080)
Impairment of assets	-	-	-	-	1	2	3	-	-	6
Restructuring costs	-	-	8	-	-	-	-	-	-	8
(Gain) loss on disposition of assets, net	-	-	1	-	(1)	(7)	-	-	-	(7)
Other	-	8	56	10	2	16	(3)	-	4	93
Adj. EBITDA before non-controlling interests	($1,792)	$32	($42)	$45	$6	$20	$5	$0	($254)	($1,980)
Adjusted EBITDA attributable to IEP										
Net income (loss)	($990)	($140)	($149)	$3	($10)	($4)	($2)	$0	($507)	($1,799)
Interest expense, net	69	41	9	8	1	-	1	-	246	375
Income tax expense (benefit)	-	(56)	(39)	3	-	-	-	-	3	(89)
Depreciation, depletion and amortization	-	141	72	15	13	13	6	-	-	260
EBITDA attributable to IEP	($921)	($14)	($107)	$29	$4	$9	$5	$0	($258)	($1,253)
Impairment of assets	-	-	-	-	1	2	3	-	-	6
Restructuring costs	-	-	8	-	-	-	-	-	-	8
(Gain) loss on disposition of assets, net	-	-	1	-	(1)	(7)	-	-	-	(7)
Other	-	6	56	7	2	16	(3)	-	4	88
Adjusted EBITDA attributable to IEP	($921)	($8)	($42)	$36	$6	$20	$5	$0	($254)	($1,158)

29

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2020*

($ Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma[1]	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA												
Net income (loss)	($1,447)	($327)	($198)	$4	$0	($16)	($7)	($1)	$0	$0	($476)	($2,468)
Interest expense, net	196	121	12	11	1	-	1	-	-	-	328	670
Income tax expense (benefit)	-	(112)	(54)	8	-	-	-	-	-	-	42	(116)
Depreciation, depletion and amortization	-	343	95	27	18	17	8	2	-	-	-	510
EBITDA before non-controlling interests	**($1,251)**	**$25**	**($145)**	**$50**	**$19**	**$1**	**$2**	**$1**	**$0**	**$0**	**($106)**	**($1,404)**
Impairment of assets	-	-	-	-	1	7	3	-	-	-	-	11
Restructuring costs	-	-	8	1	1	-	-	-	-	-	-	10
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	6	-	(1)	5	-	-	-	-	-	10
Other	-	8	86	8	-	15	(2)	-	-	-	4	119
Adj. EBITDA before non-controlling interests	**($1,251)**	**$33**	**($45)**	**$59**	**$20**	**$28**	**$3**	**$1**	**$0**	**$0**	**($102)**	**($1,254)**
Adjusted EBITDA attributable to IEP												
Net income (loss)	($765)	($194)	($198)	$4	$0	($16)	($7)	($1)	$0	$0	($476)	($1,653)
Interest expense, net	92	56	12	9	1	-	1	-	-	-	328	499
Income tax expense (benefit)	-	(74)	(54)	7	-	-	-	-	-	-	42	(79)
Depreciation, depletion and amortization	-	191	95	22	18	17	8	2	-	-	-	353
EBITDA attributable to IEP	**($673)**	**($21)**	**($145)**	**$42**	**$19**	**$1**	**$2**	**$1**	**$0**	**$0**	**($106)**	**($880)**
Impairment of assets	-	-	-	-	1	7	3	-	-	-	-	11
Restructuring costs	-	-	8	1	1	-	-	-	-	-	-	10
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	6	-	(1)	5	-	-	-	-	-	10
Other	-	6	86	5	-	15	(2)	-	-	-	4	114
Adjusted EBITDA attributable to IEP	**($673)**	**($15)**	**($45)**	**$48**	**$20**	**$28**	**$3**	**$1**	**$0**	**$0**	**($102)**	**($735)**

(1) Pharma segment results are for the period beginning December 11, 2020.

30

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2019*

($ Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA												
Net income (loss)	($1,543)	$314	($197)	($22)	($22)	$16	($17)	$0	$311	$0	($599)	($1,759)
Interest expense, net	106	102	20	17	1	(1)	1	-	3	-	296	545
Income tax expense (benefit)	-	112	(55)	6	-	(6)	-	-	1	-	(38)	20
Depreciation, depletion and amortization	-	352	98	26	19	17	7	-	-	-	-	519
EBITDA before non-controlling interests	**($1,437)**	**$880**	**($134)**	**$27**	**($2)**	**$26**	**($9)**	**$0**	**$315**	**$0**	**($341)**	**($675)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	-	2
Restructuring costs	-	-	6	8	3	-	1	-	-	-	-	18
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	-	(252)	-	-	(249)
Other	-	-	44	9	1	(2)	2	-	7	-	(2)	59
Adj. EBITDA before non-controlling interests	**($1,437)**	**$880**	**($80)**	**$47**	**$2**	**$24**	**($6)**	**$0**	**$70**	**$0**	**($343)**	**($843)**
Adjusted EBITDA attributable to IEP												
Net income (loss)	($775)	$246	($197)	($17)	($22)	$16	($17)	$0	$299	$0	($599)	($1,066)
Interest expense, net	52	45	20	13	1	(1)	1	-	1	-	296	428
Income tax expense (benefit)	-	86	(55)	5	-	(6)	-	-	1	-	(38)	(7)
Depreciation, depletion and amortization	-	195	98	20	19	17	7	-	-	-	-	356
EBITDA attributable to IEP	**($723)**	**$572**	**($134)**	**$21**	**($2)**	**$26**	**($9)**	**$0**	**$301**	**$0**	**($341)**	**($289)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	-	2
Restructuring costs	-	-	6	6	3	-	1	-	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	-	(252)	-	-	(249)
Other	-	-	44	7	1	(2)	2	-	6	-	(2)	56
Adjusted EBITDA attributable to IEP	**($723)**	**$572**	**($80)**	**$37**	**$2**	**$24**	**($6)**	**$0**	**$55**	**$0**	**($343)**	**($462)**

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Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2018*

($ Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA												
Net income (loss)	$679	$334	($230)	($15)	$5	$112	($11)	$0	$1	$1	($639)	$237
Interest expense, net	46	102	16	15	-	1	1	-	2	-	328	511
Income tax expense (benefit)	-	46	(52)	(4)	1	5	-	-	2	2	(14)	(14)
Depreciation, depletion and amortization	-	339	92	26	18	19	8	-	6	-	-	508
EBITDA before non-controlling interests	**$725**	**$821**	**($174)**	**$22**	**$24**	**$137**	**($2)**	**$0**	**$11**	**$3**	**($325)**	**$1,242**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	-	92
Restructuring costs	-	-	5	9	-	-	2	-	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	6	-	-	-	-	-	-	-	6
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	-	3	(5)	-	(90)
Other	-	-	30	17	(1)	-	(1)	-	6	-	2	53
Adj. EBITDA before non-controlling interests	**$725**	**$821**	**($48)**	**$54**	**$24**	**$48**	**$0**	**$0**	**$20**	**($2)**	**($323)**	**$1,319**
Adjusted EBITDA attributable to IEP												
Net income (loss)	$319	$213	($230)	($12)	$5	$112	($11)	$0	$3	$1	($638)	($238)
Interest expense, net	20	40	16	11	-	1	1	-	2	-	328	419
Income tax expense (benefit)	-	36	(52)	(3)	1	5	-	-	2	2	(15)	(24)
Depreciation, depletion and amortization	-	171	92	22	18	19	8	-	3	-	-	333
EBITDA attributable to IEP	**$339**	**$460**	**($174)**	**$18**	**$24**	**$137**	**($2)**	**$0**	**$10**	**$3**	**($325)**	**$490**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	-	92
Restructuring costs	-	-	5	7	-	-	2	-	-	-	-	14
Non-service cost of U.S. based pension	-	-	-	4	-	-	-	-	-	-	-	4
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	-	2	(5)	-	(91)
Other	-	-	30	14	(1)	-	(1)	-	4	-	2	48
Adjusted EBITDA attributable to IEP	**$339**	**$460**	**($48)**	**$43**	**$24**	**$48**	**$0**	**$0**	**$16**	**($2)**	**($323)**	**$557**

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